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                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement, is made and entered into as of March 1, 2000, by and among The Charles Schwab Corporation, a corporation organized under the laws of the State of Delaware ("Purchaser"), and the individuals and entities set forth on Exhibit A hereto (the "Shareholders").

                                R E C I T A L S

     WHEREAS, Purchaser and C2 Acquisition Corp., a corporation organized under the laws of the State of Texas ("Newco"), have entered into an Agreement and Plan of Merger, dated as of February 1, 2000 (the "Merger Agreement"; capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement), with CyBerCorp, Inc., a corporation organized under the laws of the State of Texas (the "Company"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Newco with and into the Company (the "Merger"); and

     WHEREAS, in the Merger, the Shareholders will receive shares (the "Merger Shares") of common stock, par value $.01 per share, of Purchaser (the "Purchaser Common Stock");

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions.

     For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following respective meanings:

          "Affiliate" of a Holder shall mean a person who controls, is controlled by or is under common control with such Holder or, the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder or, in the case of a Holder which is a partnership, its partners.

          "Commission" shall mean the United States Securities and Exchange Commission and any successor agency.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" shall mean each Shareholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 9 hereof.

          "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Stock" shall mean (a) the Merger Shares, (b) any shares of Purchaser Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, any of the Merger Shares, and (c) any shares of Purchaser Common Stock issued by way of a stock split of the Merger Shares referred to in clauses (a) or (b) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement,
     (ii) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or
     (iii) such Registrable Stock may be

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     sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144(A) under the Securities Act without registration under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. Restrictive Legend.

     Each certificate representing Merger Shares shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to Purchaser (it being agreed that Shearman & Sterling or Jenkins & Gilchrist shall be satisfactory) or Purchaser shall determine that, the securities being sold thereby may be publicly sold without registration under the Securities Act or the transfer of such securities is permitted under the provisions of Rule 144 or Rule 144A (or any rule permitting public sale without registration under the Securities Act).

     3. Registration. As soon as reasonably practicable after the Effective Time (but in no event later than ten (10) business days after the date of this Agreement), Purchaser shall prepare and file with the Commission a registration statement on Form S-3 or any successor thereto, signed, pursuant to Section 6
(a) of the Securities Act, by the officers and directors of Purchaser, with respect to the Merger Shares. Purchaser shall use its reasonable best efforts to register under the Securities Act, for public sale, such Registrable Stock. In connection therewith, Purchaser shall, as expeditiously and as reasonably possible:

          (a) use its reasonable best efforts to cause such registration statement to become effective as soon as possible after the filing thereof and to remain effective through and including the first year anniversary of the Closing Date;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement, signed, pursuant to Section 6
     (a) of the Securities Act, by the officers and directors of Purchaser, and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act and such other documents and information as they may reasonably request;

          (d) use its reasonable best efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as required by law for the distribution of the Registrable Stock covered by the registration statement; provided, however, that Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that Purchaser shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

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          (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (f) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

          (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

          (h) use its reasonable best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Purchaser Common Stock is then listed; and

          (i) after the effectiveness of the registration statement, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Stock to be sold, which Certificates shall not bear any restrictive legends other than restrictive legends still required to be imposed by any of the Transaction Agreements (as defined in the Merger Agreement).

     4. Suspension of Trading. Notwithstanding any other provision of this Agreement, Purchaser shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Stock whenever, and for so long as, in the reasonable judgment of Purchaser in good faith based upon the advice of counsel satisfactory to the Holders of a majority of the Registrable Stock (it being agreed that Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation shall be satisfactory), there is in existence material undisclosed information or events with respect to Purchaser (the "Suspension Right") such that the registration statement would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event Purchaser exercises the Suspension Right, such suspension will continue for such period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Purchaser or until such time as the registration statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, each as determined in good faith by Purchaser. Purchaser will promptly give the Holders notice, in a writing signed by an executive officer of Purchaser, of any exercise of the Suspension Right. Purchaser agrees to notify the Holders promptly upon termination of the Suspension Right. Notwithstanding the foregoing, under no circumstances shall the Purchaser be entitled to exercise the Suspension Right for more than ninety calendar days in any twelve month period. The period during which Purchaser is required to keep the registration statement effective shall be extended by a period equal in length to any and all periods during which the Suspension Right is in effect.

     5. Furnish Information. It shall be a condition precedent to the obligations of Purchaser to take any action pursuant to this Agreement that the Holders shall furnish to Purchaser such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as Purchaser shall reasonably request and as shall be required in connection with the action to be taken by Purchaser.

     6. Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Agreement, including without limitation all registration, filing and qualification fees, word processing,

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duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, reasonable fees and disbursements of counsel for Purchaser, and the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Holders holding a majority of the Registrable Stock and shall be satisfactory to the Purchaser (it being agreed that Shearman & Sterling or Jenkins & Gilchrist shall be satisfactory)), shall be paid by Purchaser. The parties agree that all underwriting discounts and commissions shall be the responsibility of the Holders.

     7. Indemnification. (a) To the extent permitted by applicable law, Purchaser shall indemnify and hold harmless each Holder, such Holder's directors and officers, any underwriter (as defined in the Securities Act), and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such underwriter or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment of an indemnified party there is potential conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld); provided, further, that Purchaser shall not be liable to any Holder, such Holder's directors and officers, underwriter or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, underwriter or controlling person, and shall survive the transfer of such securities by such Holder.

     (b) To the extent permitted by applicable law, each Holder shall indemnify and hold harmless Purchaser, each of its directors and officers, each person, if any, who controls Purchaser within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) for Purchaser against any losses, claims, damages or liabilities, joint or several, to which Purchaser or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement in reliance upon and in conformity with written information furnished expressly by or on behalf of such Holder for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Purchaser or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment to of an indemnified party, there is a conflict of interest between any indemnified parties,
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which indemnified parties may be represented by separate counsel and local counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that the exercise of the foregoing right shall be conditioned upon the written acknowledgement of the indemnifying party to the indemnified party of the indemnifying party's obligation hereunder to indemnify the indemnified party for any losses arising from such action; and provided further, that in such event, the indemnified party shall have the right to retain its own counsel and local counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall only release the indemnifying party from any of its obligations under this Section 7(c) if, and only to the extent that, such indemnifying party is materially prejudiced by such failure, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

     (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The parties agree that to the extent any of the provisions of this Section 7 conflict with the provisions of Article X of the Merger Agreement, the provisions of this Section 7 shall supersede such conflicting provisions.

     8. Transfer of Registration Rights. The rights of any Holder under this Agreement with respect to any Registrable Stock may be transferred to any transferee of such Registrable Stock; provided, however, that (i) the transferring Holder shall give Purchaser written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Purchaser, to be bound as a Holder by the provisions of this Agreement; and
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(iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. Except as set forth in this Section 8, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

     9. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10. Counterparts; Titles. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, overnight courier or facsimile, directed to (a) Purchaser at The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104, attention: Christopher V. Dodds, facsimile 415/636-5877, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation at Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, attention: Lawrence B. Rabkin, facsimile 415/217-5910; or (b) to the Holders at their addresses set forth after their respective names in Exhibit A hereto with copies to CyBerCorp, Inc. at 1601 Rio Grande, Suite 525, Austin, TX 78701, attention: Philip R. Berber, facsimile 512/682-7776 and to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, attention: Creighton O'M. Condon, facsimile: 212/848-7179, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received.

     12. Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Purchaser and the Holders of at least two-thirds of the Registrable Stock. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder and all such securities, and Purchaser. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or parties exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     13. Severability; Entire Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

     15. Forum; Waiver of Jury Trial. (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court sitting in the City and County of San Francisco. The parties hereto hereby (i) submit to the exclusive jurisdiction of any California state or federal court sitting in the City and County of San Francisco for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (ii) waive, and agree

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not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

     (b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          THE CHARLES SCHWAB CORPORATION

                                          By: /s/ CHRISTOPHER V. DODDS
                                            ------------------------------------
                                            Name: Christopher V. Dodds
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

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                                          SHAREHOLDERS:

                                          Milestone International, Ltd.
                                          Tim Brosnan
                                          McCormick/Mix Wyoming Trust No. 2
                                          Bradley J. Swearingen
                                          Leslie M. Moor
                                          Aurora Holdings, SA
                                          Philip R. Berber
                                          Gregory Ferris
                                          Vernon H. Jones
                                          Dilton Investments, Inc.
                                          Austin Technology Ventures Trust
                                          David W. Drapela
                                          McCormick Master Statutory Trust
                                          Gregory Scott Mogonye
                                          Richard Munoz, Jr.
                                          Service Lloyd's Insurance Company
                                          Service Life and Casualty Insurance
                                          Co.
                                          Timothy J. Decker
                                          WH Investments Partnership
                                          Jonathan White
                                          Vernon S. Holt
                                          Edward M. Obuchowski
                                          Robin Strickland
                                          Annie T. Moor
                                          Cristin T. Moor
                                          Joseph Hsieh
                                          Ralph Medina
                                          Donald D. Moore, Jr.
                                          Iris Klein
                                          Rose Abeyta
                                          Janet C. Jones
                                          William Padgett
                                          Greenland Investments, Inc.
                                          MFC & Associates

                                          By: /s/ PHILIP BERBER
                                            ------------------------------------
                                            Name: Philip Berber
                                            Title: Shareholders Representative
                                                Attorney-in-Fact

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                                   EXHIBIT A

                                          SHAREHOLDERS:
                                          Milestone International, Ltd.
                                          Tim Brosnan
                                          McCormick/Mix Wyoming Trust No. 2
                                          Bradley J. Swearingen
                                          Leslie M. Moor
                                          Aurora Holdings, SA
                                          Philip R. Berber
                                          Gregory Ferris
                                          Vernon H. Jones
                                          Dilton Investments, Inc.
                                          Austin Technology Ventures Trust
                                          David W. Drapela
                                          McCormick Master Statutory Trust
                                          Gregory Scott Mogonye
                                          Richard Munoz, Jr.
                                          Service Lloyd's Insurance Company
                                          Service Life and Casualty Insurance
                                          Co.
                                          Timothy J. Decker
                                          WH Investments Partnership
                                          Jonathan White
                                          Vernon S. Holt
                                          Edward M. Obuchowski
                                          Robin Strickland
                                          Annie T. Moor
                                          Cristin T. Moor
                                          Joseph Hsieh
                                          Ralph Medina
                                          Donald D. Moore, Jr.
                                          Iris Klein
                                          Rose Abeyta
                                          Janet C. Jones
                                          William Padgett
                                          Greenland Investments, Inc.
                                          MFC & Associates

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